Exhibit 10.21

West End - EXECUTION COPY

14 March 2006

SECURITY PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT, dated as of March 14, 2006 (this “Agreement”), is between Flagstone Reinsurance Bermuda Limited, a Bermuda reinsurance company (the “Buyer”) and the persons listed on Exhibit A hereto (collectively, the “Securityholders”).

SUMMARY OF TRANSACTION

The Securityholders own all of the outstanding common shares (the “Shares”) of West End Capital Management (Bermuda) Limited, a Bermuda exempt company (the “Company”), and all of the vested rights to acquire capital shares of the Company (collectively with the Shares, the “Securities”). The Buyer wishes to acquire the Securities from the Securityholders on the terms set forth in this Agreement. In consideration of the mutual covenants, representations, warranties, and agreements hereinafter set forth, and intending to be legally bound hereby, and in order to set forth the terms and conditions of the Buyer’s acquisition of the Securities, the parties agree as follows:

ARTICLE I

PURCHASE OF SECURITIES

1.01 Purchase of Securities. The Buyer agrees to purchase the Securities from the Securityholders on the terms and subject to the conditions set forth in this Agreement.

1.02 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place as of the close of business on 31 March 2006 (or, if the conditions to the closing contained in this Agreement have not been satisfied or waived by such date, then three business days after the satisfaction or waiver of the last such condition) (the “Closing Date”), at the offices of Carter Ledyard & Milburn LLP, or at such other place or time as the parties may agree.

1.03 Securityholders’ Representative. The Securityholders hereby appoint Mark Byrne and/or David Brown as the Securityholders’ Representative with the authority to act on behalf of each of the Securityholders as set out in this Agreement.

1.04 Buyer’s Representative. The Buyer hereby appoints E. Daniel James as the Buyer’s Representative with authority to act on behalf of the Buyer as set out in this Agreement.

1.05 Estimated Closing Date Balance Sheet. No more than five business days and no less than one full business day before the Closing Date, the Securityholders’ Representative will deliver to the Buyer an unaudited estimated balance sheet of the Company, estimated as of the time of the Closing (the “Estimated Closing Date Balance Sheet”), prepared in conformity with GAAP applied on a consistent basis.

1.06 Consideration. Upon the terms and subject to the satisfaction of the conditions contained in this Agreement, in consideration for the Securities, the Buyer will pay to the Securityholders’ Representative at the Closing, by wire transfer or certified or cashier’s check, an amount in cash (the “Purchase Price”) equal to (i) $2,000,000 plus (i) the Securityholders equity as shown on the Estimated Closing Date Balance Sheet, excluding the following items:  Investments in Haverford Preferred shares, and the associated unsecured financing; and any liability to affiliates of the Company.

1.07 Payment of Purchase Price. The Purchase Price shall be paid in two installments:

(a)           On the Closing Date, the Buyer shall pay 95% of the Purchase Price, based on the Securityholders’ equity as shown on the Estimated Closing Date Balance Sheet.

(b)           As soon as an audit of the Closing Date financial statements is complete, and in no event later than 90 days from the Closing Date, the Securityholders will deliver to the Buyer an audited balance sheet of the Company as of the time of the Closing, prepared in conformity with GAAP applied on a consistent basis (and on a basis consistent with that of the Estimated Closing Date Balance Sheet) and certified by the chief executive officer and chief financial officer of the Company (the “Closing Date Balance Sheet”). With 5 days of the delivery of the Closing Date Balance Sheet, Buyer will pay the remaining balance of the Purchase Price, as based on the Securityholders’ equity as shown on the Closing Date Balance Sheet. If the Purchase Price, as based on the Securityholders’ equity as shown on the Closing Date Balance Sheet, is less than 95% of the Purchase Price as based on the Estimated Closing Date Balance Sheet and paid by the Buyer on the Closing Date in accordance with paragraph (a) above, the Sellers shall promptly refund the amount of such excess to the Buyer. Payments pursuant to this paragraph (b) shall be made in accordance with the terms hereof and without interest.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE SECURITYHOLDERS

As an inducement to the Buyer to enter into this Agreement, the Securityholders jointly and severally represent and warrant to the Buyer as follows:

2.01 Organization; Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Bermuda. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is qualified or licensed to do business in all jurisdictions in which its business so requires.

2.02 Capitalization. The Securityholders own all of the outstanding capital shares, and all of the vested rights to acquire capital shares, of the Company. No unvested rights to acquire capital shares of the Company shall vest after the Closing.

2.03 Title to Security. The Securityholders own, and at the Closing will own, all of the Securities, free and clear of all pledges, security interests, liens, charges, encumbrances, equities, claims, options or limitations affecting its ability to vote the Shares.

2.04 Authority Relative to this Agreement. Each Securityholder each has full legal power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each Securityholder and constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms.

2.05 No Violation. Neither the execution and delivery of this Agreement by the Securityholders nor the consummation of the other transactions contemplated by this Agreement will (i) violate any material agreement or other instrument of the Company, (ii) require the Company to obtain the consent or approval of any governmental authority nor (iii) result in a material adverse effect on the business, assets, liabilities (financial or otherwise), results of operations, prospects or affairs of the Company (a “Material Adverse Effect”).

2.06 Financial Statements. The Securityholders’ Representative has previously furnished to the Buyer a true and correct copy of (a) the balance sheet of the Company as of December 31, 2005, and (b) the related income statements and cash flow statements of the Company for the fiscal year ended December 31, 2005, in each case prepared in conformity with GAAP applied on a consistent basis (collectively the “Financial Statements”). The Securityholders have no knowledge of any material error or omission in the Financial Statements.

2.07 Undisclosed Liabilities. There are no claims against the Company for any liability or obligation not fully reflected or reserved against in the Financial Statements.

2.08 Absence of Certain Changes and Events. Between the date of the Financial Statements and the date hereof there has been no occurrence; threatened occurrence, development or change relating to the business, operations, financial condition or affairs of the Company which has resulted or is likely to result in a Material Adverse Effect.

2.09 Title and Condition of Assets. The Company has good and marketable title to all of the properties and assets reflected in the Financial Statements.

2.10 Intellectual Property. The use by the Company of its computer programs and other items of intellectual property does not infringe upon or misappropriate the valid intellectual property rights of any third party.

2.11 Real Property Leases. The Company does not own any real property. The Company occupies its offices under leases which are valid and binding, and are in full force and effect in accordance with and subject to their terms; there are no existing defaults by the Company thereunder; no event has occurred which (whether with or without notice, lapse of time, or both) would constitute a default thereunder by the Company. A 99% owned subsidiary of the Company has contracted to buy from a government corporation, and has paid for, a parcel of land in Hyderabad, India.

2.12 Taxes. The Company has timely filed or caused to be timely filed or will timely file or cause to be timely filed with the appropriate taxing authorities all tax returns that are required to be filed by, or with respect to, the assets of the Company on or before the Closing Date. The tax returns have accurately reflected and will accurately reflect all liability for taxes of the Company for the periods covered thereby.

2.13 Full Disclosure. No representation or warranty of the Securityholder and no information, Schedule or certificate furnished or to be furnished by or on behalf of the Securityholder to the Buyer, its affiliates or its agents pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein not misleading. To the best Knowledge of each Securityholder, the Securityholders have informed the Buyer of all facts that could reasonably be anticipated to have a Material Adverse Effect.

2.14 Representations and Warranties True at the Closing Date. The representations and warranties of the Securityholder herein and in any Schedule attached hereto shall be true and complete at the Closing Date with the same effect as though made at and as of such time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE BUYER

As an inducement to the Securityholder to enter into this Agreement, the Buyer represents and warrants as follows:

3.01 Organization. The Buyer is an exempt company duly organized, validly existing and in good standing under the laws of Bermuda.

3.02 No Violation. Neither the execution and delivery of this Agreement by the Buyer nor the consummation of the other transactions contemplated by this Agreement will (i) violate any material agreement or other instrument of the Buyer, or (ii) require the Buyer to obtain the consent or approval of any governmental authority.

ARTICLE IV

COVENANTS PENDING CLOSING

4.01 Consents. The parties hereto will use their best efforts to obtain consents, if any, of all persons and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

4.02 Public Announcements. Except as may be required by law, each party agrees to make no public announcements concerning the transactions contemplated by this Agreement without the consent of the other parties.

ARTICLE V

CLOSING CONDITIONS

5.01 Mutual Conditions. The respective obligations of the Buyer and the Securityholders to effect the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)           No Limitations. None of the Securityholders, the Company or the Buyer shall be subject to any order, decree or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be enacted or issued which (i) prevents or delays any of the transactions contemplated by this Agreement or (ii) would impose any limitation on the ability of the Buyer effectively to exercise full rights of ownership of the Securities.

(b)           BMA Notices. All notifications to the Bermuda Monetary Authority necessary for the consummation of the transactions contemplated hereby shall have been made.

5.02 Conditions to the Obligations of the Securityholders. The obligations of the Securityholders to effect the transactions contemplated by this Agreement shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Securityholders:

(a)           The Buyer shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date and the representations and warranties of the Buyer set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date, and the Securityholders shall have received a certificate to that effect signed on behalf of the Buyer by an authorized officer of the Buyer;

(b)           At the Closing, the Buyer shall have delivered the Purchase Price to the Securityholders as contemplated by Section 1.07(a).

5.03 Conditions to the Obligations of The Buyer. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment at or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Buyer:

(a)           The Securityholders shall have performed and complied with the covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date, and the representations and warranties of the Securityholders set forth in this Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date;

(b)           There shall not have been, since the date of the Financial Statements, any Material Adverse Change;

(c)           At or prior to Closing, the licenses, permits and other governmental approvals and authorizations and the consents of third parties required to effect the transactions contemplated by this Agreement shall have been obtained and delivered to the Buyer; and

(d)           The Buyer shall have completed its due diligence review of the business and operations of the Company and shall not have found that any of the representations and warranties of the Securityholders set forth in this Agreement are incomplete or incorrect in any material respect (except for representations and warranties which by their terms are qualified as to materiality, which shall be complete and correct as written).

ARTICLE VI

POST-CLOSING COVENANTS

6.01 Commissions and Fees. The Securityholders, on one hand,  and the Buyer, on the other hand, each represent and warrant to the other that no broker, finder, financial adviser or other person is entitled to any brokerage fees, commissions or finder’s fees in connection with the transactions contemplated hereby by reason of any action taken by the party making such representation.

6.02 Sales and Transfer Taxes. All sales and transfer taxes (including all stock transfer taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby and thereby will be borne by the Securityholders, and the Securityholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such sales and transfer taxes, and, if required by applicable law, the Buyer will join in the execution of any such Tax Returns or other documentation.

ARTICLE VII

GOVERNING LAW

7.01 Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of Bermuda, without giving effect to its principles of conflicts of laws.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, the Buyer and the Securityholders have caused this Agreement to be executed.

Buyer:

FLAGSTONE REINSURANCE BERMUDA LIMITED

/s/ E. Daniel James
E. Daniel James

By:	/s/ Mark Byrne

Securityholders:

Exhibit A

Securityholders

Mark Byrne	/s/ Mark Byrne

David Brown	/s/ David Brown

Tim Calveley	/s/ Tim Calveley

Simon Biggs	/s/ Simon Biggs

John Goodridge	/s/ John Goodridge